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                                                                  Ex. 10.2(f)

CLN# 7938640665/91


                             MODIFICATION AGREEMENT

DATE:           MARCH 31, 1997

PARTIES:        Borrower:       SCHUFF STEEL COMPANY,
                                an Arizona corporation.

                Bank:           BANK ONE, ARIZONA, NA,
                                a national banking association

RECITALS:

     A. Bank has extended to Borrower credit ("LOAN") in the principal amount of $6,500,000.00 pursuant to the Revolving Line of Credit Loan Agreement (Accounts Receivable and Inventory), dated June 30, 1995 ("LOAN AGREEMENT"), and evidenced by the Revolving Line of Credit Note (Variable Rate), dated June 30, 1995 ("NOTE"). The unpaid principal of the Loan as of the date hereof is $0.00.

     B. The Loan and/or guaranty of Loan is secured by, among other things, (i) the Continuing Security Agreement Inventory, Receivables and Rights to Payment, dated September 15, 1994, and (ii) the Security Agreement Consumer Goods, Equipment and Farm Equipment, Including Titled Vehicles, dated September 15, 1994, both by Borrower for the benefit of Bank (the agreements, documents, and instruments securing the Loan and the Note are referred to individually and collectively as the ("SECURITY DOCUMENTS").

     C. Bank and Borrower have executed and delivered previously the following agreements ("MODIFICATIONS") modifying the terms of the Loan, the Note, the Loan Agreement, and/or the Security Documents: Modification Agreement, dated June 30, 1996. (The Note, the Loan Agreement, the Security Documents, any arbitration resolution, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as modified in the Modifications, are sometimes referred to individually and collectively as the "LOAN
DOCUMENTS". Hereinafter, "NOTE", "LOAN AGREEMENT", and "SECURITY DOCUMENTS" shall mean such documents as modified in the Modifications.)

     D. Borrower has requested that Bank modify the Loan and the Loan Documents as provided herein. Bank is willing to so modify the Loan and the Loan Documents, subject to the terms and conditions herein.

AGREEMENT:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1.   ACCURACY OF RECITALS.

Borrower acknowledges the accuracy of the Recitals.

2.   MODIFICATION OF LOAN DOCUMENTS.

     2.1  The Loan Documents are modified as follows:

        2.1.1 Section 1.2 of the Loan Agreement is modified to read in its entirety as follows:

             1.2 ADVANCES. Subject to the terms and conditions hereof, Advances of the Loan will be made in amounts not to exceed the amount ("Borrowing Base") calculated in accordance with the formula set forth in the Borrowing Base Certificate, attached hereto as Exhibit A and by this reference incorporated herein. In calculating the Borrowing Base, the percentage set forth in Section 13 hereof of the amount of Total Eligible Accounts Receivable of Borrower and B & K Steel Fabrications, Inc., an Arizona corporation ("B&K") (collectively, "Entities"), and the percentage set forth in Section 13 hereof of the amount (determined on the basis of the lower of cost or market value) of Total Eligible Inventory of the Entities shall be used. "Eligible Account

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     Receivable" is an amount owing to the Entities, as determined by Bank in its sole and absolute discretion, which has arisen from the delivery and/or shipment of products previously made and from services rendered for which an invoice has been issued by one of the Entities to its customer ("Customer") (a) which amount is not subject to any offset, counterclaim or defense asserted by the Customer, (b) which amount is subject to a perfected security interest in favor of Bank and is not subject to any other security interest, lien, claim or encumbrances, (c) which amount has not remained unpaid for more than the number of days set forth in Section 13 after the date due under the terms of the related invoice, (d) where not more than fifteen percent (15%) of the total amount owing from the Customer has remained unpaid for more than the number of days set forth in Section 13 after the date due under the terms of the related invoice, (e) which amount is not an uninsured amount owing from Customer located in a foreign country and (f) which amount is not owing from the United States of America or any agency, department or subdivision thereof, unless a properly executed assignment of claims has been received by Bank. "Eligible Inventory" is the inventory of the Entities (consisting of those items within the categories set forth in Section 13), as determined by Bank in its sole and absolute discretion, to be (a) in good condition and salable in the ordinary course of the Entities' business, (b) owned by one of the Entities free and clear of any mortgages, liens, security interests, claims, encumbrances or rights of others, excepting only the security interests in favor of Bank, (c) located at a location identified in a Security Agreement (hereinafter defined), (d) subject to a perfected security interest in favor of Bank, (e) not subject to any consignment to any Customer and (f) not acquired by any of the Entities in or as part of a bulk transfer of sale or assets unless one of the Entities has complied with all applicable bulk sales or bulk transfer laws. Notwithstanding anything in this paragraph to the contrary, Borrower shall be entitled to Advances of the Loan of at least $1,000,000.00 regardless of the Borrowing Base calculation.

2.1.2 Section 1.5 of the Loan Agreement is hereby modified to read in its entirety as follows:

     1.5 REMITTANCE ACCOUNT. If so indicated in Section 13 hereof, the proceeds received by either of the Entities from its inventory and collection of accounts receivable, which, pursuant to the Security Agreements (hereinafter defined), are required to be transmitted to Bank, shall be handled and administered by Bank in and through a remittance account in accordance with the provisions of the Security Agreements.

2.1.3 Section 2.1 and 2.2 of the Loan Agreement are hereby modified to read in their entirety as follows:

     2.1 SECURITY AGREEMENTS. As security for the payment of the Note, the Loan, and all other liabilities and obligations of Borrower to Bank, now existing or hereafter created, Borrower shall grant and cause B&K to grant, to Bank a security interest in all of the Entities' inventory, accounts receivable, rights to payment and such other property ("Property"), as more particularly described in one or more security agreements ("Security Agreements") executed by the Entities and delivered to Bank in form and substance satisfactory to Bank, in its sole and absolute discretion. The Security Agreements shall grant to Bank a first and prior security interest in and to the Property, except as otherwise expressly provided therein.

     2.2 ADDITIONAL DOCUMENTS. Borrower shall execute and cause B&K to execute from time to time upon the request of Bank, such financing statements or other documents reasonably required by bank to perfect or continue Bank's security interests described herein.

2.1.4 Section 3.1 of the Loan Agreement is hereby modified to read in its entirety as follows:

     3.1 CONDITIONS PRECEDENT TO ADVANCES. Bank shall have no obligation to make any Advance until the conditions set forth in the following subparagraphs and elsewhere herein have been satisfied at the expense of Borrower, as determined by Bank in its sole and absolute discretion:

          (a) Borrower shall have delivered to Bank, or caused B&K to have delivered to Bank, in form and substance satisfactory to Bank, this Agreement, the Note, the Security Agreements and such other documents, instruments, financing statements, certificates and agreements as Bank may reasonably request;

          (b) If Borrower or B&K is a corporation or a partnership, Borrower shall have delivered to Bank, and caused B&K to have delivered to Bank, in form and substance satisfactory to Bank in its sole and absolute discretion certified copies of resolutions of the Boards of Directors of Borrower and B&K, authorizing Borrower and B&K to execute, deliver, honor and perform the Loan Documents and to grant the security interest in the Property as provided in the Security Agreements and certifying the names and signatures of the officers or partners, as the case may be, of Borrower and B&K authorized to sign the Loan Documents;

          (c) All of Bank's liens and security interest securing the Loan, shall have been validly perfected;

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                (d) No material adverse change shall have occurred in the
                business or financial condition of Borrower or any guarantor since the date of the latest financial statements given to Bank by on behalf of Borrower or such guarantor;
                (e) Each of the warranties and representations made by Borrower and B&K in the Loan Documents shall be true and correct as of the date of each Advance; and
                (f) Borrower and B&K shall have kept and performed the various covenants, obligations and agreements on its part to be kept and performed under the Loan Documents and no Event of Default, or act or event which with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder or under any of the other Loan Documents, shall have occurred and be continuing.

        2.1.5 Section 6.1(a) and (b)(i), (ii), (iii), (iv) and (v) of the Loan Agreement are hereby modified to read in their entirety as follows:

            6.1 COVENANTS. Until the payment in full of the Loan and until the fulfillment of all of its obligations hereunder and under the other Loan Documents, Borrower shall, and shall cause B & K to comply with the following covenants:
            (a) Books and Records. Borrower shall, and shall cause B & K, at all times keep accurate and complete books, records and accounts of all of Borrower's and B & K's business activities, prepared in accordance with generally accepted accounting principles consistently applied, and Borrower shall, and shall cause B & K to permit Bank, or any persons designated by Bank, at any reasonable time, to inspect, audit and examine such books, records and accounts and to make copies or extracts thereof;
            (b) Statements and Reports. Borrower shall furnish or cause to be furnished to Bank:
                (i) within the number of days set forth in Section 13 hereof after the end of each fiscal year of the Entities, consolidated financial statements of the Entities, which shall include a balance sheet, an income statement showing the results of operations for such a fiscal year and a change in financial position statement for such fiscal year, together, in each case, with the comparable figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied, which statements shall contain the certification requirements set forth in Section 13 hereof;
                (ii) within the number of days set forth in Section 13 hereof after the end of each of the fiscal periods of the Entities set forth in Section 13 hereof, consolidated financial reports of the Entities, which shall include a balance sheet, an income statement showing the results of operations for such fiscal period and a change in financial position statement for such fiscal period, together, in each case, with the comparable figures for the immediately preceding corresponding fiscal period, all in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied, and containing the certifications required pursuant to Section 13 hereof;
                (iii) with each such set of financial statements, a certificate prepared as at the end of the period covered by such financial statements, showing the computation as of such date of each of the financial covenants contained in Section 6.1(d);
                (iv) within twenty five (25) days after the end of each month a Borrowing Base Certificate in the form attached hereto as Exhibit A, to which shall be attached the following reports:
                     (A) An aging and listing of all accounts receivable prepared in accordance with generally accepted accounting principles which itemizes each account debtor by name and addresses and which states the total amount payable to the Entities and contains a breakdown indicating future amounts due and when due, current amounts due, amounts thirty (30) days past due, sixty (60) days past due, and ninety (90) or more days past due, and reflecting any credit adjustments, returns and allowances;
                     (B) An aging and listing of all accounts payable-trade prepared in a similar manner;
                     (C) A complete and detailed description of all inventory containing a breakdown into the categories referenced in
                     Section 1.2 hereof and set forth in Section 13 hereof;
                (v) promptly, from time to time, upon request of Bank, such other information concerning the financial condition, business and affairs of the Entities as shall be reasonably requested by bank;

        2.2 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein is materially incomplete, incorrect, or misleading as of the date hereof.

        2.3 Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.


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3.      RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.
        ---------------------------------------------

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

4.      BORROWER REPRESENTATIONS AND WARRANTIES.
        ---------------------------------------

Borrower represents and warrants to Bank:

        4.1 No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.

        4.2 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Bank in connection with the Loan from the most recent financial statement received by Bank.

        4.3 Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.

        4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

        4.5 The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

        4.6 Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

5.      BORROWER COVENANTS.
        ------------------

Borrower covenants with Bank:

        5.1 Borrower shall execute, deliver, and provide to Bank such additional agreements, documents, and instruments as reasonably required by Bank to effectuate the intent of this Agreement.

        5.2 Borrower fully, finally, and forever releases and discharges Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Bank in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement.

        5.3 Contemporaneously with the execution and delivery of this Agreement, Borrower has paid to Bank:

                5.3.1 All accrued and unpaid interest under the Note and all amounts, other than interest and principal, due and payable by Borrower under the Loan Documents as of the date hereof.

                5.3.2 All the internal and external costs and expenses incurred by Bank in connection with this Agreement (including, without limitation, inside and outside attorneys, title, filing, and recording costs, expenses, and fees).

        5.4 Contemporaneously with the execution and delivery of this Agreement, Borrower has executed and delivered, or caused to be executed and delivered, to Bank, as additional security for the Loan and the Note, (i) the Continuing Security Agreement Inventory, Receivables and Rights to Payment, and
(ii) the Security Agreement Consumer Goods, Equipment and Farm Equipment, including Titled Vehicles, both dated of even date herewith ("Security Agreements"), both by B&K for the benefit of Bank. As used in this Agreement, "LOAN DOCUMENTS" shall include the Security Agreements.


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     5.5 Contemporaneously with the execution and delivery of this
Agreement, Borrower has caused to be executed and delivered to Bank the Continuing Guaranty, dated of even date herewith, by B&K, for the benefit of Bank.

6.   EXECUTION AND DELIVERY OF AGREEMENT BY BANK.

Bank shall not be bound by this Agreement until (i) Bank has executed and delivered this Agreement, (ii) Borrower has performed all of the obligations of Borrower under this Agreement to be performed contemporaneously with the execution and delivery of this Agreement, (iii) if required by Bank, Borrower and any guarantor(s) of the Loan have executed and delivered to Bank an arbitration resolution, and (iv) each guarantor of the Loan has executed the Consent of Guarantor(s) below.

7.   INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Bank in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

8.   BINDING EFFECT.

The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns.

9.   CHOICE OF LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

10.  COUNTERPART EXECUTION.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

DATED as of the date first above stated.


                                        SCHUFF STEEL COMPANY,
                                        an Arizona corporation


                                        By /s/ David A. Schuff
                                           ------------------------------
                                           David A. Schuff, Chairman


                                        BANK ONE, ARIZONA, NA,
                                        a national banking association


                                        By /s/ Brad Richards
                                           ------------------------------
                                           Brad Richards, Vice President

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                            CONSENT OF GUARANTOR(S)

The undersigned (i) consent to the modification of the Loan Documents and all other matters in the foregoing Agreement, (ii) reaffirm the Continuing Guaranty, dated June 30, 1995 and any other agreements, documents and instruments securing or otherwise relating thereto ("Guarantor Documents"),
(iii) acknowledge that the Guarantor Documents continue in full force and effect, remain unchanged, except as specifically modified hereby, and are valid, binding and enforceable in accordance with their respective terms, (iv) agree that all references, if any, in the Guarantor Documents to any of the Loan Documents are modified to refer to those documents as modified by the Agreement, and (v) agree to be bound by the release of Bank set forth in the Agreement.

Dated as of the date of the Agreement.

                                      /s/ David A. Schuff
                                      -----------------------------------------
                                      David A. Schuff



                                      /s/ Nancy A. Schuff
                                      -----------------------------------------
                                      Nancy A. Schuff


                            CONSENT OF GUARANTOR(S)

The undersigned (i) consent to the modification of the Loan Documents and all other matters in the foregoing Agreement, (ii) reaffirm the Continuing Guaranty, dated June 30, 1995 and any other agreements, documents and instruments securing or otherwise relating thereto ("Guarantor Documents"),
(iii) acknowledge that the Guarantor Documents continue in full force and effect, remain unchanged, except as specifically modified hereby, and are valid, binding and enforceable in accordance with their respective terms, (iv) agree that all references, if any, in the Guarantor Documents to any of the Loan Documents are modified to refer to those documents as modified by the Agreement, and (v) agree to be bound by the release of Bank set forth in the Agreement.

Dated as of the date of the Agreement.


                                        /s/ Scott A. Schuff
                                        --------------------------------------
                                        Scott A. Schuff




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                                  EXHIBIT "A"

                              SCHUFF STEEL COMPANY
                                 BORROWING BASE


1.  Total Contract A/R                                          $____________

2.     Less: over 90                                            $____________

3.     Less: Retention                                          $____________

4.     Less: Other Ineligibles                                  $____________

5.  Net Contract Accounts Receivable as of ____________         $____________

LESS THE SUM OF THE FOLLOWING IF NEGATIVE (DO NO ADD IF POSITIVE)

6.  Total Gross Inventory                       $____________

7.     Less: Accts Payable/Book overdraft       $____________

8.     Less: Billings in excess of cost         $____________

9.     Plus: Cost in excess of billings         $____________

10.    Plus: Unbilled                           $____________

11. Total Cost as of ____________                               $____________

12. Times Advance Factor                                        x 75%

13. Borrowing Potential                                         $____________
                                        (or $1,000,000.00, whichever is greater)

14. Net Loan Outstanding Month Ending____________               $____________

15. Outstanding LOC's                                           $____________

16. Available Advance Ln #13 + (Ln #13 - Ln #14) - Ln #15.      $____________
    (Advance available on RLC not to exceed $6,500M)


                                                SCHUFF STEEL COMPANY

                                                By___________________________
                                                Its__________________________